Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the incorporation by reference, in this Registration Statement on Form S-3 of our report dated February 28, 2017, with respect to the consolidated financial statements of Otic Pharma Ltd. appearing in the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 7, 2017, and to the reference of our Firm under the caption “Experts” in the Registration Statement.

/s/ Brightman, Almagor Zohar & Co.

Brightman, Almagor Zohar & Co.

Certified Public Accountants

Member of Deloitte Touche Tohmatsu Limited

Tel Aviv, Israel

June 23, 2017